FEE WAIVER/EXPENSE REIMBURSEMENT AGREEMENT

      THIS FEE WAIVER/EXPENSE REIMBURSEMENT AGREEMENT (the "Agreement"), effective as of April 5, 2001, is entered into by and among Fund Asset Management L.P., doing business as Mercury Advisors ("FAM"), acting in its capacity as the adviser of each series (each, a "Portfolio") of the Quantitative Master Series Trust (the "Trust"), and as the administrator of each series (each, a "Fund") of Mercury Index Funds, Inc. (the "Corporation"), the Trust, on behalf of each Portfolio and the Corporation, on behalf of each Fund.

      WHEREAS, each Fund invests all of its assets in a corresponding Portfolio;

      WHEREAS, the Board of Directors of the Corporation, the Board of Trustees of the Trust and FAM have agreed that FAM will waive a portion of it advisory and administrative fees and/or reimburse the expenses of either the Fund or the Portfolio to the extent necessary to ensure that the net total operating expenses incurred by each Fund (excluding 12b-1 fees) do not exceed specified amounts;

      WHEREAS, FAM understands and intends that each Fund will rely on this Agreement in preparing a registration statement on Form N-1A and in accruing Fund expenses for purposes of calculating net asset value and for other purposes, and expressly permits each Fund to do so; and

      WHEREAS, shareholders of each Fund will benefit from the ongoing waivers and/or expense reimbursements by incurring lower Fund operating expenses than they would absent such waivers and/or expense reimbursements.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FAM agrees to waive a portion of its advisory and administrative fees and/or reimburse the expenses of either the Fund or the Portfolio to the extent necessary to ensure that the net total operating expenses incurred by each Fund (excluding 12b-1 fees) do not exceed the following amounts: (i) 0.40% of the Mercury S&P 500 Index Fund; (ii) 0.50% of the Mercury Small Cap Index Fund; (iii) 0.35% of the Mercury Aggregate Bond Index Fund; and (iii) 0.65% of the Mercury International Index Fund. The relative amounts of the fees waived or the expenses reimbursed by FAM will be determined by FAM in its discretion, so long as the net total operating expenses incurred by a Fund (excluding 12b-1 fees) do not exceed the amounts stated above, provided that any waiver of advisory fees by FAM with respect to a Portfolio will be uniform in respect of each feeder of that Portfolio.

      This contractual fee waiver/expense reimbursement shall be effective for each Fund's current fiscal year and for fiscal years thereafter unless the Board of Directors of the Corporation, Board of Trustees of the Trust and FAM agree otherwise not less than 30 days prior to the end of the then current fiscal year.

      IN WITNESS WHEREOF, FAM, the Trust and the Corporation have agreed to this Fee Waiver/Expense Reimbursement Agreement as of the day and year first above written.


                                           FUND ASSET MANAGEMENT, L.P.,

                                           By:  Princeton Services, Inc.,
                                                its general partner

                                           By:
                                              ---------------------------------
                                                Name:
                                               Title:


                                           QUANTITATIVE MASTER SERIES TRUST,
                                                on behalf of each Portfolio

                                           By:
                                              ---------------------------------
                                                Name:
                                               Title:


                                           MERCURY INDEX FUNDS, INC.,
                                                on behalf of each Fund

                                           By:
                                              ---------------------------------
                                                Name:
                                               Title: